Exhibit 99.1

 Pep Boys Reports Q4 Results
 - Sales and Adjusted Earnings Flat -

PHILADELPHIA – March 2, 2006 - The Pep Boys - Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket retail and service chain, announced the following results for the thirteen weeks (fourth quarter) and fifty-two weeks (fiscal year) ended January 28, 2006.

Operating Results

Fourth Quarter
Sales

Sales for the thirteen weeks ended January 28, 2006 were $549,817,000, 0.7% less than the $553,440,000 recorded last year.  Comparable merchandise sales increased 0.7% and comparable service revenue decreased 4.3%.  In accordance with GAAP, merchandise sales includes merchandise sold through both our retail and service center lines of business and service revenue is limited to labor sales.  Recategorizing Sales into the respective lines of business from which they are generated, comparable Retail Sales (DIY and Commercial) increased 0.6% and comparable Service Center Revenue (labor plus installed merchandise and tires) decreased 1.3%.

Earnings

On a GAAP basis, Net Loss from Continuing Operations Before Cumulative Effect of Change in Accounting Principle increased from a Net Loss of $9,701,000 (($0.18) per share - basic and diluted) to a Net Loss of $22,703,000 (($0.42) per share - basic and diluted).

Adjusted Net Loss from Continuing Operations Before Cumulative Effect of Change in Accounting Principle improved from a Net Loss in 2004 of $13,403,000 (($0.24) per share – basic and diluted), excluding an $8,125,000 after tax gain related to the sale of a distribution center and $4,423,000 in after tax charges related to certain executive severance obligations, to a Net Loss in 2005 of $13,153,000 (($0.24) per share – basic and diluted), excluding $9,550,000 in after tax charges related to the early extinguishment of debt and the write down of certain commercial sales information system assets.

Fiscal Year
Sales

Sales for the fiscal year ended January 28, 2006 were $2,235,226,000, 1.5% lower than the $2,269,974,000 recorded last year.  Comparable merchandise sales decreased 0.2% and comparable service revenue decreased 6.1%.  Recategorizing Sales (see above), comparable Retail Sales increased 0.6% and comparable Service Center Revenue decreased 3.9%.

Earnings

On a GAAP basis, Net Earnings (Loss) from Continuing Operations Before Cumulative Effect of Change in Accounting Principle decreased from Net Earnings of $25,455,000 ($0.45 per share - basic and $0.44 per share – diluted) to a Net Loss of $35,773,000 (($0.65) per share - basic and diluted).

Adjusted Net Earnings (Loss) from Continuing Operations Before Cumulative Effect of Change in Accounting Principle decreased from Net Earnings in 2004 of $21,834,000 ($0.39 per share – basic and $0.38 per share - diluted), excluding a $7,947,000 after tax gain related to the sale of a distribution center and $4,326,000 in after tax charges related to certain executive severance obligations, to a Net Loss in 2005 of $26,183,000 (($0.48) per share – basic and diluted), excluding $9,590,000 in after tax charges related to the early extinguishment of debt and the write down of certain commercial sales information system assets.

Commentary

CEO Larry Stevenson noted, “For Q4, comparable Service Center Revenue accelerated from recent quarters.  As we discussed on our last earnings call, we have been emphasizing the stability and training of our re-invigorated store and field team, and that is starting to show results with customer volumes.  As we begin 2006, our primary focus transitions from sales growth to increasing labor productivity and gross profit rates while maintaining sales momentum.

On the retail/commercial side, our focus this holiday season on margin management, rather than sales, resulted in improved gross profit dollars and gross profit rate vs. last year, despite essentially flat sales.  As with this quarter, we expect to maintain or reduce our SG&A expense until Service Center profitability improves.  Inventories for Q4 were up 2.2% from last year, down from a year on year increase in Q3 of 6.0%.”

Accounting Matters

Service Labor Reallocation

As previously announced, effective the first day of fiscal 2005, we restructured our field operations into separate retail and service teams.  In connection with this restructuring, certain retail personnel, who were previously utilized in merchandising roles supporting the service business, were reassigned to purely service-related responsibilities.  The labor and benefits costs related to these associates, approximately $5,800,000 in this quarter, which were previously recognized in SG&A, are now recognized in Costs of Service Revenue.

Co-op Advertising

During fiscal 2005, a portion of our vendor support funds were provided in support of specific advertising costs or “co-op,” which, in accordance with EITF No. 02-16, we accounted for as a reduction of SG&A.  We have completed the restructuring of substantially all of our vendor agreements to provide flexibility in how we use vendor support funds, to eliminate the administrative burden of tracking the application of such funds and to ensure that we are receiving the best possible pricing.  Going forward, substantially all of the future allowances received from vendors will be accounted for as a reduction of inventories and recognized as a reduction to cost of sales as the related inventories are sold in accordance with EITF No. 02-16.    Assuming that all of our vendor agreements had been so restructured as of October 30, 2005, both our SG&A and Gross Profit for the fourth quarter would have increased by approximately $8,800,000, without materially impacting inventory valuation or Net Earnings from Continuing Operations.

Commentary

CFO Harry Yanowitz said, “During the quarter, we refinanced a substantial portion of our debt by closing a $200,000,000 five-year senior secured bank facility.  The proceeds were used to pay down the remainder of our $143,000,000 medium term notes, our only maturities in 2006, and to pay down a portion of our revolving credit facility.  As part of that refinancing, we settled an interest rate remarketing option attached to the medium term notes at a cost of $8,100,000 and pre-paid $3,300,000 in interest.  In addition, we recorded a $4,200,000 non-cash asset impairment charge, reflecting the remaining value of a commercial sales software asset.   This asset represents the only remaining piece of a larger in-store system developed between 2001 and 2003, which the Company decided not to roll out and to which no further additions have been made since 2003.”

To aid in comparing this quarter’s results to last year’s, we have provided the following summary table reflecting the adjustments for the foregoing items, as well as to eliminate the benefit of an asset sale and the cost of executive severance costs recorded in Q4 fiscal 2004.  Please see the Additional Information for a reconciliation of the Adjusted results to GAAP.

Summary Results

(dollar amounts in thousand, except per share amounts)

	GAAP		Adjusted (LOB Format)
	Q4 Fiscal 2005	Q4 Fiscal 2004	Q4 Fiscal 2005	Q4 Fiscal 2004
Gross Profit from Merchandise Sales (GAAP)/ Retail Sales (Adjusted)	$112,515	$125,191	$84,728	$74,610
Gross Profit (Loss) from Service Revenue (GAAP)/ Service Center Revenue (Adjusted)	(310)	19,268	36,251	52,268
Total Gross Profit	$112,205	$144,459	$120,979	$126,878

Selling, General and Administrative Expenses	127,639	148,478	132,213	136,681

Operating Loss	$(15,434)	$(4,019)	$(11,234)	$(9,803)

Loss From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(22,703)	$(9,701)	$(13,153)	$(13,403)

Loss Per Share From Continuing Operations Before Cumulative Effect of Change in Accounting Principle- Basic and Diluted	$(0.42)	$(0.18)	$(0.24)	$(0.24)

Comparable Merchandise Sales (GAAP)/ Retail Sales (Adjusted)	0.7%	6.0%	0.6%	8.2%
Comparable Service Revenue (GAAP)/ Service Center Revenue (Adjusted)	-4.3%	-1.2%	-1.3%	-0.3%

Total Sales	-0.7%	4.6%	—	—

Form 10-K and Annual Meeting

The Company’s Annual Report on Form 10-K discussing the results for the fiscal year is expected to be filed with the Securities and Exchange Commission on or before April 13, 2006, and the Company expects to hold its 2006 Annual Meeting of Shareholders in late summer.

Pep Boys Financial Highlights

Thirteen Weeks Ended:	January 28, 2006	January 29, 2005

Total Revenues	$549,817,000	$553,440,000

Net Loss From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(22,703,000)	$(9,701,000)

Adjustments (Net of Tax):

Loss on Impairment of Software Assets	$2,650,000 (a)	$—

Gain on Disposal of Warehouse	—	(8,125,000)

Executive Severance	—	4,423,000

Extinguishment of Interest Rate Call Option and Interest on Debt Prepayments	$6,900,000 (b)	$—

Total Adjustments	$9,550,000	$(3,702,000)

Adjusted Loss From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(13,153,000)	$(13,403,000)

Average Shares – Basic and Diluted	54,180,000	55,017,000

Basic and Diluted Loss Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.42)	$(0.18)

Adjusted Basic and Diluted Loss Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.24)	$(0.24)

(a)           Write-down of the remaining portion of commercial sales information system assets.

(b)                                 Obligations associated with the prepayment of $100,000,000 6.92% Term Enhanced Remarketable Securities and  $43,000,000 6.88% Medium Term Notes.

Pep Boys Financial Highlights

Fifty-Two Weeks Ended:	January 28, 2006	January 29, 2005

Total Revenues	$2,235,226,000	$2,269,974,000

Net (Loss) Earnings From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(35,773,000)	$25,455,000

Adjustments (Net of Tax):

Loss on Impairment of Software Assets	$2,667,000 (a)	$—

Gain on Disposal of Warehouse	—	(7,947,000)

Executive Severance	—	4,326,000

Extinguishment of Interest Rate Call Option and Interest on Debt Prepayments	$6,923,000 (b)	$—

Total Adjustments	$9,590,000	$(3,621,000)

Adjusted (Loss) Earnings From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(26,183,000)	$21,834,000

Average Shares – Basic	54,794,000	56,353,000

Average Shares – Diluted	54,794,000	57,649,000

Basic (Loss) Earnings Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.65)	$0.45

Diluted (Loss) Earnings Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.65)	$0.44

Adjusted Basic (Loss) Earnings Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.48)	$0.39

Adjusted Diluted (Loss) Earnings Per Share from Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$(0.48)	$0.38

(a)           Write-down of the remaining portion of commercial sales information system assets.

(b)                                 Obligations associated with the prepayment of $100,000,000 6.92% Term Enhanced Remarketable Securities and  $43,000,000 6.88% Medium Term Notes.

Pep Boys has 593 stores and more than 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 -PEP-BOYS or by visiting pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters.  The call for the fourth quarter will be broadcast live on Friday, March 3 at 8:30 a.m. EST over the Internet at Broadcast Networks’ Vcall website, located at http://www.vcall.com.  To listen to the call live, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.  Supplemental financial information will be available the morning of March 3rd on Pep Boys’ website at www.pepboys.com.

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Contact:

Pep Boys, Philadelphia

Investor Contact: Harry Yanowitz, 215-430-9720

Media Contact: Bill Furtkevic, 215-430-9676

Internet: http://www.pepboys.com